Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Stockholders and Board of Directors

Rentech, Inc.

Los Angeles, California

We consent to the incorporation by reference in this Registration Statement on Form S-8 pertaining to the Rentech, Inc. Amended and Restated 2006 Incentive Award Plan of our report dated December 13, 2006 relating to the consolidated financial statements of Rentech, Inc. appearing in the Annual Report on Form 10-K of Rentech, Inc. for the year ended September 30, 2006.

/s/ Ehrhardt Keefe Steiner & Hottman PC

Denver, Colorado

April 23, 2007